UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2024

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marine Plaza, Suite 305A North Bergen, New Jersey	04047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (___) ___-____

26565 Agoura Road, Suite 200, Calabasas, California 91302

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Conveyance Agreement. On March 14, 2024, Resonate Blends, Inc., a Nevada corporation (the “Company”), entered into an Agreement of Conveyance, Transfer and Assignment of Subsidiary (the “Conveyance Agreement”) with two of its then-wholly-owned subsidiaries, Resonate Blends, LLC, a California limited liability company, and Entourage Labs, LLC, a California limited liability company (collectively, Resonate Blends, LLC and Entourage Labs, LLC are referred to as the “Subsidiary”), and one of its former directors, Geoffrey Selzer (“Selzer”). Pursuant to the Conveyance Agreement, the Company assigned its ownership in the Subsidiary to Selzer. In consideration of the Company’s assignment of the Subsidiary, Selzer (a) assumed and agreed to pay, perform and discharge, fully and completely, all liabilities of the Subsidiary, (b) indemnified the Company for any loss arising from or in connection with any of such liabilities and (c) agreed to pay the Company (i) 20% of any proceeds from the sale of the Subsidiary that occurs prior to the one-year anniversary of the Conveyance Agreement and (ii) 10% of any proceeds from the sale of the Subsidiary that occurs after the one-year anniversary and prior to the two-year anniversary of the Conveyance Agreement.

The foregoing descriptions of the Conveyance Agreement is a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Conveyance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment. On March 18, 2024, the signatories to the Exchange Agreement (defined in Item 2. Completion of Acquisition or Disposition of Assets) executed and amendment (the “Amendment”), pursuant to which certain prospective parties to the Exchange Agreement were removed as such.

The foregoing description of the Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Exchange Agreement. As disclosed in the Company’s Current Reports on Form 8-K filed on February 26, 2024 (the “February 26 Current Report”), and on March 7, 2024 (the “March 7 Current Report”), on February 20, 2024, the Company entered into entered into a Share Exchange Agreement (the “Exchange Agreement”) with Emergent Health Corp., a Wyoming corporation (“EMGE”), and the holders (the “EMGE Preferred Shareholders”) of Series Class A Preferred Stock and the Series C Convertible Non-Voting Preferred Stock (collectively, the “EMGE Equity Interests”).

On March 14, 2024, the parties closed the Exchange Agreement. At the closing of the Exchange Agreement: (a) the EMGE Preferred Shareholders exchanged all of their respective EMGE Equity Interests for an equal number of shares of the Company’s to-be-designated Series F Convertible Preferred Stock that shall convert into 93% of the common stock of the Company on a fully-diluted basis (the “Series F Preferred Stock”), which shares of Series F Preferred Stock are currently issuable to the EMGE Preferred Shareholders and are to be issued upon the Company’s filing of a Certificate of Designation with the State of Nevada; (b) the Company consummated the Conveyance Agreement; and (c) all persons serving as directors and officers of the Company prior to the consummation of the Exchange Agreement resigned and appointed four new members of the Company’s Board of Directors.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement filed as Exhibit 2.1 to the February 26 Current Report and the full text of an amendment to the Exchange Agreement filed as Exhibit 2.1 to the March 7 Current Report, each of which is incorporated by reference in this Current Report.

Series F Preferred Stock. The Certificate of Designation which is to be filed to establish the Series F Preferred Stock will contain provisions providing the following rights, preferences, powers, restrictions and limitations:

Designation; Rank. The number of shares constituting the Series F Preferred Stock shall be one thousand (1,000) shares. The Series F Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

Dividends. The Holders of shares of Series F Preferred Stock have no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose.

Liquidation Preference.

(a)

In the event of any dissolution, liquidation or winding up of the Company (a “Liquidation”), whether voluntary or involuntary, the Holders of Series F Preferred Stock shall be entitled to participate in any distribution out of the assets of the Company in an amount equal to one thousand eight hundred ($1,800) (the “Stated Value”) for each share of Series F Preferred Stock before the holders of the common stock, par value $0.0001 per share (the “Common Stock”), and the Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series F Preferred stock shall be ratably distributed among them at the nearest amount available to the Stated Value (the “Liquidation Preference”). The Liquidation Preference is payable after all indebtedness of the Company.

(b)

A sale of all or substantially all of the Company’s assets or an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, a reorganization, consolidated or merger) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company (“Change in Control”), shall not be deemed to be a Liquidation for purposes of this Designation.

Voting. The Holders of Series F Preferred Stock shall not have voting rights.

Voluntary Conversion of Series F Preferred Stock. The Holders of Series F Preferred Stock shall have conversion rights as follows:

(a)

Conversion Right. No sooner than six months from the date this designation is filed with the Nevada Secretary of state, the holders of the outstanding shares of Series F Preferred Stock may convert their holdings in Series F Preferred Stock pro rata into a total of 93% (ninety three percent) of the outstanding shares of Common Stock in the Company on a fully diluted basis, but shall be diluted with any new investments made to the Company.

(b)

Mechanics of Conversion. To effect the optional conversion of shares of Series F Preferred Stock in accordance with Section 5(a) of this Designation, any holder of record shall make a written demand for such conversion (for purposes of this Designation, a “Conversion Demand”) upon the Company at its principal executive offices setting forth therein (i) the certificate or certificates representing such shares, and (ii) the proposed date of such conversion, which shall be a business day not less than fifteen (15) nor more than thirty (30) days after the date of such Conversion Demand (for purposes of this Designation, the “Optional Conversion Date”). Within five days of receipt of the Conversion Demand, the Company shall give written notice (for purposes of this Designation, a “Conversion Notice”) to the holder setting forth therein (i) the address of the place or places at which the certificate or certificates representing any shares not yet tendered are to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be endorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such endorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder’s address as may be set forth in the Conversion Demand or, if not set forth therein, as it appears on the records of the stock transfer agent for the Series F Preferred Stock, if any, or, if none, of the Company. On or before the Optional Conversion Date, each holder of the Series F Preferred Stock so to be converted shall surrender the certificate or certificates representing such shares, duly endorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Company at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Company. As soon as practicable after the Optional Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, at such holder’s address as it appears on the records of the stock transfer agent for the Series F Preferred Stock, if any, or, if none, of the Company, a certificate or certificates for the number of whole shares of common stock issuable upon such conversion in accordance with the provisions hereof.

Mandatory Conversion of Series F Preferred Stock. The holders of Series F Preferred Stock shall convert their shares into common stock as follows:

(a)

Automatic Conversion. Subject to the provisions of this Section 6, in the event the Company shall uplist to a national exchange, the outstanding shares of Series F Preferred Stock shall automatically convert pro rata into a total of 93% (ninety three percent) of the outstanding shares of common stock in the Company on a fully diluted basis but shall be diluted with any new investments made to the Company.

(b)

Procedures for Conversion; Effect of Conversion. As of the occurrence of the uplisting in Section 6(a), all outstanding Shares of Series F Preferred Stock shall be converted into the number of shares of common stock calculated pursuant to Section 6(a) without any further action by the relevant holder of the Series F Preferred Stock. As promptly as practicable following such event (but in any event within five (5) days thereafter), the Company shall send each holder of shares of Series F Preferred Stock written notice of such event. Upon receipt of such notice, each holder shall surrender to the Company the certificate or certificates representing the shares being converted, duly assigned, or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event the certificate or certificates are lost, stolen, or missing, accompanied by an affidavit of loss executed by the holder. Upon the surrender of such certificate(s) and accompanying materials, the Company shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder a certificate in such holder’s name (or the name of such holder’s designee as stated in the written election) for the number of shares of common stock (including any fractional share rounded up) to which such holder shall be entitled upon conversion of the applicable shares of Series F Preferred Stock. All shares of common stock issued hereunder by the Company shall be duly and validly issued, fully paid, and nonassessable, free and clear of all encumbrances with respect to the issuance thereof.

Provisions pertaining to both a Voluntary Conversion and a Mandatory Conversion. The following provisions shall apply to both Voluntary Conversion and Mandatory Conversion:

(a)

No Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series F Preferred Stock. In lieu of any fractional share to which the Holder would be entitled based on the number of shares of Series F Preferred Stock held by such Holder, the Company shall issue a number of shares to such Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be paid to any Holder of Series F Preferred Stock by the Company upon conversion of the Series F Preferred Stock.

(b)

Reservation of Stock. The Company shall, at six months from the date the Designation is filed with the State of Nevada, take all necessary states to reserve and keep available out of its authorized but unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series F Preferred Stock. If at six months from the date the Designation if filed with the State of Nevada the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(c)	Issue Taxes. The converting Holder shall pay any and all issue and other non-income taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series F Preferred Stock.

Item 5.01. Changes in Control of Registrant.

Effective March 12, 2024, Geoffrey Selzer and James Morrison entered into a Securities Purchase Agreement (the “Control Agreement”), pursuant to which Mr. Selzer sold all 2,000,000 outstanding shares of the Company’s Series C Preferred Stock to Mr. Morrison for $10.00 in cash, the source of which was Mr. Morrison’s personal funds. Mr. Morrison now possesses voting control of the Company.

The foregoing description of the Control Agreement is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Control Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Exchange Agreement and as of March 14, 2024, Geoffrey Selzer, Pamela Kerwin and David Thielen resigned from all director and officer positions with the Company, and the following individuals were appointed to the following positions with the Company:

Name	Age	Position(s)
Jim Morrison	65	President, Secretary and Director
Lance Liberti	37	Director
Sandy Lipkins	52	Director
James W. Zimbler	63	Director

There exist no family relationships among the officers and directors of the Company.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Jim Morrison. Jim Morrison is considered by many to be one of the leading personal care strategists in the world, as well as one of the top executives. From August 2022 to March 2024, Mr. Morrison served as CEO and a Director of Emergent Health Corp. (“EMGE”), a publicly-traded company involved in the health and wellness industry (symbol: EMGE). Mr. Morrison is currently CEO of Integrity Wellness Inc., a dynamic company in the wellness and regenerative biologics space. He has most recently been CEO of StarShop, which was the first celebrity-driven video shopping app that was launched in a partnership with Sprint. His track record of leadership and accomplishment in the personal care products space has been unparalleled. Mr. Morrison was President of L’Oréal for over nine years. He was responsible for many acquisitions, including both Redken and Matrix, and top-line growth that averaged over 20% during his tenure. Prior to L’Oréal, Mr. Morrison was President and CEO of Graham Webb, one of the most successful startups in the hair care space. After leaving L’Oréal, Mr. Morrison was CEO and owner of Sexy Hair Concepts for four years. In 2006, Business Week Magazine wrote, “Over the last two decades Mr. Morrison has had a profound impact on the American Beauty Industry. In the industry’s history no other executive has had the level of financial responsibility or breadth of organizational experience as Jim. His devotion to, and success within the industry is unmatched.”

Lance Liberti. Lance Liberti served as COO of EMGE from August 2023 through March 2024. As CEO and founder of Integrative Practice Solutions, Lance Liberti brings a lifetime of experience and demonstrated excellence to the executive team. After founding a nationwide healthcare advertising agency in his collegiate years, Mr. Liberti assumed the role of Chief Operating Officer of Spinal Aid Centers of America. During his tenure he expanded the national franchise network from 67 to 162 locations and recognition as the #2 medical service franchise in the world and the 91st fastest growing franchise of the new millennium (as rated by Entrepreneur Magazine in the 2007 Franchise 500 edition). It was at this time that Mr. Liberti suffered his own run-in with “bone-on-bone” contact osteoarthritis, the result of a high school football injury and failed prior reconstructive knee surgery. One of his Chiropractic clients introduced him to his father, a D.O. performing Hyalgan injections that saved his knee and eliminated the need for further surgical intervention. Amazed by the miraculous results and lack of awareness in the medical community that this treatment option even existed, Mr. Liberti partnered with this physician to open the first stand-alone Osteoarthritis specialty practice in southern NJ in 2009. In this facility Mr. Liberti co-developed the now patented Advanced Arthritis Relief Protocol (AARP Program), as well as the patient marketing and administrative business practices that drive the clinical and financial success of this protocol in the more than 200+ licensed locations in 40+ US states today.

James W. Zimbler. James W. Zimbler has served as Vice President of Corporate Finance of EMGE since July 1, 2020; he served as a Director of EMGE from November 2017 to November 2021. From December 2017 until June 2019, he served as President and a director of the predecessor iteration of a public company that is now Enzolytics, Inc., a drug development company. In December 2016 he founded Emerging Growth Advisors, Inc., a consulting firm providing advisory services related to mergers and acquisitions for corporations including us, where he has served as President since its formation. Prior to founding Emerging Growth Advisors, Inc., Mr. Zimbler served in a managerial role at other consulting firms, each specializing in mergers and acquisitions, roll-ups and turn-around work.

Sandy P. Lipkins. Sandy P. Lipkins served as Director of Business Development of EMGE from August 2023 through March 2024. Mr. Lipkins has over 20 plus years of venture capital, finance and sales experience. For the last 14 years, he has focused on the anti-aging/wellness sector. He has started numerous successful enterprises in the regenerative medical space which have required multiple levels of expertise in business development and strategic planning, as well as capital formation and executive management. Mr. Lipkins is passionate about promoting anti-aging, healthy lifestyle and bringing cutting edge regenerative medicine to the critical masses domestically and internationally. He has taken companies from incubation to revenues to setting up for sale or other liquidity events.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by this Item not later than 71 days after closing the Exchange Agreement.

(b) Pro Forma Financial Information.

The Company will file any financial statements required by this Item not later than 71 days after closing the Exchange Agreement.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated February 20, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)
2.2	Amendment to Share Exchange Agreement, dated March 7, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)
10.1	Conveyance Agreement, dated March 14, 2024
10.2	Amendment to Share Exchange Agreement, dated March 18, 2024
10.3	Securities Purchase Agreement, dated March 14, 2024
104	Cover Page Interactive Data (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESONATE BLENDS, INC.

/s/ James Morrison
James Morrison
President
Date: March 20, 2024